UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2018

SEACOR Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 7, 2018, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of SEACOR Holdings Inc. (the “Company”), the size of the Board was increased to six (6) members and Christopher P. Papouras was appointed to fill the newly created position. Mr. Papouras will serve on the Board until the next annual meeting of the stockholders of the Company and until his successor shall have been duly elected and qualified or as otherwise provided in the Company’s bylaws.

There are no arrangements or understandings between Mr. Papouras and any person pursuant to which Mr. Papouras was selected as a director and there are no actual or proposed transactions between Mr. Papouras or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Papouras qualifies as an “independent director” under the rules of the New York Stock Exchange.

Mr. Papouras has been President of Nabors Drilling Solutions, a division of Nabors Industries Ltd. that provides oil and gas drilling services, since 2015, and was President of Canrig Drilling Technology, Ltd. from 1998 to February 2016. In the past he also served as President of Epoch Well Services, Inc., a provider of information technology services to the oil and gas industry, Assistant to the Chairman of Nabors Industries, Inc., a land drilling contractor and subsidiary of Nabors Industries Ltd., and a member of the board of directors of Reelwell AS, an oilfield service company.

Mr. Papouras currently serves on the board of directors of Era Group Inc., one of the largest helicopter operators in the world. He also currently serves on the board of directors of Quantico Energy Solutions LLC, a data analytics company with a focus on the oil and gas industry.

Mr. Papouras will be compensated for his service on the Board in accordance with the Company’s Compensation of Non-Employee Directors (as set forth in Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017). Mr. Papouras will enter into a director indemnification agreement with the Company (in the form set forth in Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Mr. Papouras has not been appointed to serve on any committees of the Board at this time.

On March 7, 2018, the Company issued a press release announcing the election of Mr. Papouras to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated March 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

March 7, 2018	By:	/s/ William C. Long

Name: William C. Long
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary